AMENDED PLAN AND AGREEMENT OF DISTRIBUTION PURSUANT TO RULE 12b-1


      PLAN AND AGREEMENT made as of 1st day of January, 1997, by and between INVESCO Tax-Free Income Funds, Inc., a Maryland corporation (hereinafter called the "Company"), and INVESCO FUNDS GROUP, Inc., a Delaware corporation ("INVESCO").

      WHEREAS, the Company engages in business as an open-end management investment company, and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, the Company desires to finance the distribution of the shares of each of its two classes or series of common stock, each of which represents an interest in a separate portfolio of investments, together with any additional such classes or series that may hereafter be offered to the public (individually, a "Fund" and collectively, the "Funds"), in accordance with this Plan and Agreement of Distribution pursuant to Rule 12b-1 under the Act (the "Plan and Agreement"); and

      WHEREAS, INVESCO desires to be retained to perform services in accordance with such Plan and Agreement and on said terms and conditions; and

      WHEREAS, this Plan and Agreement has been approved by a vote of the board of directors of the Company, including a majority of the directors who are not interested persons of the Company, as defined in the Act, and who have no direct or indirect financial interest in the operation of this Plan and Agreement (the "Disinterested Directors") cast in person at a meeting called for the purpose of voting on this Plan and Agreement;

      NOW, THEREFORE, the Company hereby adopts the Plan set forth herein and the Company and INVESCO hereby enter into this Agreement pursuant to the Plan in accordance with the requirements of Rule 12b-1 under the Act, and provide and agree as follows:

      1.    The  Plan  is  defined  as  those   provisions  of  this  document
            by  which  the  Company  adopts  a  Plan  pursuant  to  Rule  12b-
            1 under the Act and authorizes payments as described herein. The Agreement is defined as those provisions of this document by which the Company retains INVESCO to provide distribution services beyond those required by the General Distribution Agreement between the parties, as are described herein. The Company may retain the Plan
            notwithstanding       termination      of      the      Agreement.
            Termination   of  the  Plan  will   automatically   terminate  the
            Agreement. Each Fund is hereby authorized to utilize the assets of the Company to finance certain activities in connection with distribution of the Company's shares.




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      2.    Subject  to  the  supervision  of  the  board  of  directors,  the
            Company     hereby     retains     INVESCO    to    promote    the
            distribution   of  shares  of  each  of  the  Funds  by  providing
            services    and    engaging    in    activities    beyond    those
            specifically    required    by    the    Distribution    Agreement
            between  the   Company   and   INVESCO  and  to  provide   related
            services.   The   activities   and  services  to  be  provided  by
            INVESCO   hereunder   shall   include   one   or   more   of   the
            following:    (a)   the   payment   of   compensation   (including
            trail     commissions    and    incentive     compensation)     to
            securities    dealers,    financial    institutions    and   other
            organizations,     which    may     include     INVESCO-affiliated
            companies,    that   render    distribution   and   administrative
            services   in   connection   with   the    distribution   of   the
            shares   of   each   of  the   Funds;   (b)   the   printing   and
            distribution   of  reports  and   prospectuses   for  the  use  of
            potential   investors  in  each  Fund;   (c)  the   preparing  and
            distributing   of  sales   literature;   (d)  the   providing   of
            advertising   and  engaging  in  other   promotional   activities,
            including    direct    mail    solicitation,    and    television,
            radio,   newspaper  and  other  media   advertisements;   and  (e)
            the   providing  of  such  other   services  and   activities   as
            may  from   time  to  time  be   agreed   upon  by  the   Company.
            Such    reports    and     prospectuses,     sales     literature,
            advertising   and   promotional   activities  and  other  services
            and  activities  may  be  prepared  and/or   conducted  either  by
            INVESCO's   own   staff,    the   staff   of    INVESCO-affiliated
            companies, or third parties.

      3. INVESCO hereby undertakes to use its best efforts to promote sales of shares of each of the Funds to investors by engaging in those activities specified in paragraph (2) above as may be necessary and as it from time to time believes will best further sales of such shares.

      4. Each Fund is hereby authorized to expend, out of its assets, on a monthly basis, and shall pay INVESCO to such extent, to enable INVESCO at its discretion to engage over a rolling twelve-month period (or the rolling twenty-four month period specified below) in the activities and provide the services specified in paragraph (2) above, an amount computed at an annual rate of .25 of 1% of the average daily net assets of the Fund during the month. INVESCO shall not be entitled
            hereunder   to   payment   for   overhead    expenses    (overhead
            expenses   defined  as  customary   overhead NOT   including  the
            costs     of      INVESCO's      personnel      whose      primary
            responsibilities involve marketing of the INVESCO Funds). Payments by a Fund hereunder, for any month, may be used to compensate INVESCO for: (a) activities engaged in and services provided by INVESCO during the rolling twelve-month period in which that month falls, or (b) to



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            the extent  permitted  by  applicable  law, for any month during the
            first  twenty-four   months  following  a  Fund's   commencement  of
            operations, activities engaged in and services provided by INVESCO during the rolling twenty-four month period in which that month falls, and any obligations incurred by INVESCO in excess of the limitation described above shall not be paid for out of Fund assets. No Fund shall be authorized to expend, for any month, a greater percentage of its assets to pay INVESCO for activities engaged in and services provided by INVESCO during the rolling twenty-four month period referred to above than it would otherwise be authorized to expend out of its assets to pay INVESCO for activities engaged in and services provided by INVESCO during the rolling twelve-month period referred to above, and no Fund shall be authorized to expend, for any month, a greater percentage of its assets to pay INVESCO for activities engaged in and services provided by INVESCO pursuant to the Plan and Agreement than it would otherwise have been authorized to expend out of its assets to reimburse INVESCO for expenditures incurred by INVESCO pursuant to the Plan and Agreement as it existed prior to February 5, 1997. No payments will be made by the Company hereunder after the date of termination of the Plan and Agreement.

      5. To the extent that obligations incurred by INVESCO out of its own resources to finance any activity primarily intended to result in the sale of shares of a Fund, pursuant to this Plan and Agreement or otherwise, may be
            deemed  to   constitute   the   indirect   use  of  Fund   assets,
            such indirect use of Fund assets is hereby authorized in addition to, and not in lieu of, any other payments authorized under this Plan and Agreement.

      6. The Treasurer of INVESCO shall provide to the board of directors of the Company, at least quarterly, a written report of all moneys spent by INVESCO on the activities and services specified in paragraph (2) above pursuant to the Plan and Agreement. Each such report shall itemize the activities engaged in and services provided by INVESCO to a Fund as authorized by the penultimate
            sentence  of   paragraph   (4)  above.   Upon   request,   but  no
            less   frequently   than   annually,   INVESCO  shall  provide  to
            the board of directors of the Company such information as may reasonably be required for it to review the continuing appropriateness of the Plan and Agreement.

      7. This Plan and Agreement shall each become effective immediately upon approval by a vote of a majority of the outstanding voting securities of the Company as defined in the Act, and shall continue in effect until February 5, 1998 unless terminated as provided below. Thereafter, the Plan and Agreement shall continue in effect from year to year, provided that the continuance of each
            is  approved  at  least   annually  by  a  vote  of  the  board of
            directors  of   the   Company,  including   a   majority  of  the

            Disinterested Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated at any time as to any Fund, without penalty, by the vote of a majority of the Disinterested Directors or by the vote of a majority of the outstanding voting securities of that Fund. INVESCO, or the Company, by vote of a majority of the Disinterested Directors or of the holders of a majority of the outstanding voting securities of the Fund, may terminate the Agreement under this Plan as to such Fund, without penalty, upon 30 days' written notice to the other party. In the event that neither INVESCO nor any affiliate of INVESCO serves the Company as investment adviser, the agreement with INVESCO pursuant to this Plan shall terminate at such time. The board of directors may determine to approve a continuance of the Plan, but not a continuance of the Agreement, hereunder.

      8. So long as the Plan remains in effect, the selection and nomination of persons to serve as directors of the Company who are not "interested persons" of the Company shall be committed to the discretion of the directors then in office who are not "interested persons" of the Company. However, nothing contained herein shall prevent the participation of other persons in the selection and nomination process, provided that a final decision on any such selection or nomination is within the discretion of, and approved by, a majority of the directors of the Company then in office who are not "interested persons" of the Company.

      9. This Plan may not be amended to increase the amount to be spent by a Fund hereunder without approval of a majority of the outstanding voting securities of that Fund. All material amendments to the Plan and to the Agreement must be approved by the vote of the board of directors of the Company, including a majority of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such amendment.

      10. To the extent that this Plan and Agreement constitutes a Plan of Distribution adopted pursuant to Rule 12b-1 under the Act it shall remain in effect as such, so as to authorize the use by each Fund of its assets in the amounts and for the purposes set forth herein, notwithstanding the occurrence of an "assignment," as defined by the Act and the rules thereunder. To the extent it constitutes an agreement with INVESCO pursuant to a plan, it shall terminate automatically in the event of such "assignment." Upon a termination of the agreement with INVESCO, the Funds may continue to make payments pursuant to the Plan only upon the approval of a new agreement under this Plan and Agreement, which may or may not be with INVESCO, or the adoption of other arrangements regarding the use of the amounts authorized to be paid by the Funds hereunder, by the Company's board of directors in accordance with the procedures set forth in paragraph 7 above.

      11. The Company shall preserve copies of this Plan and Agreement and all reports made pursuant to paragraph 6 hereof, together with minutes of all board of directors meetings at which the adoption, amendment or continuance of the Plan were considered (describing the factors considered and the basis for decision), for a period of
            not  less  than  six  years   from  the  date  of  this  Plan  and
            Agreement,   or  any  such   reports  or  minutes,   as  the  case
            may  be,   the   first   two   years  in  an   easily   accessible
            place.

      12. This Plan and Agreement shall be construed in accordance with the laws of the State of Colorado and applicable provisions of the Act. To the extent the applicable laws of the State of Colorado, or any provisions herein, conflict with the applicable provisions of the Act, the latter shall control.


      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Plan and Agreement on the 5th day of February, 1997.

                                          INVESCO TAX-FREE INCOME
                                          FUNDS, INC.


                                          By: /s/ Dan J. Hesser
                                              --------------------------------
                                               Dan J. Hesser, President
ATTEST: /s/ Glen A. Payne
        ---------------------------
          Glen A. Payne, Secretary
                                          INVESCO FUNDS GROUP, INC.


                                          By: /s/ Ronald L. Grooms
                                              --------------------------------
                                               Ronald L. Grooms,
                                               Senior Vice President
ATTEST: /s/ Glen A. Payne
        ---------------------------
          Glen A. Payne, Secretary